                                                                 Exhibit 10.5.2


                          SECOND AMENDMENT TO LEASE

     THIS SECOND AMENDMENT TO LEASE ("Second Amendment") is made and entered into as of the 5th day of December, 1996, by and between ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord") and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation ("Tenant").


                               R E C I T A L S :

     A. 400 Corporate Pointe, Ltd., a California general partnership ("400 CORPORATE") and Integrated Analytics Corporation, a California corporation ("IAC") entered into that certain Standard Form Office Lease dated as of July 11, 1990 ("ORIGINAL LEASE"), whereby 400 Corporate leased to IAC and IAC leased from 400 Corporate certain office space located in that certain building located and addressed at 400 Corporate Pointe, Culver City, California 90230 (the "BUILDING"). The Original Lease was subsequently amended by that certain First Amendment to Lease dated June 1, 1995, by and between AEW/LBA Acquisition Co. LLC, a California limited liability company ("AEW") as successor-in-interest to 400 Corporate, and Tenant, as successor-in-interest to IAC (the "FIRST AMENDMENT"). Landlord is successor-in-interest to AEW. The Original Lease, as amended by the First Amendment, is referred to herein as the "Lease". Pursuant to the Lease, Tenant currently occupies 13,696 rentable square feet located on the eighth
(8th) floor of the Building and known as Suite 855 (the "EXISTING PREMISES").

     B. By this Second Amendment, Landlord and Tenant desire to add certain additional space on the seventh (7th) floor of the Building to the Existing Premises, and to otherwise modify the Lease as provided herein.

     C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meaning as given thereto in the Lease.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                              A G R E E M E N T :

     1. EXPANSION OF EXISTING PREMISES. Effective as of the Additional Space Effective Date (as defined below) and continuing until the expiration of the Lease Term, the Existing Premises shall be modified to add that certain space consisting of approximately 5,295 rentable square feet located on the seventh (7th) floor of the Building known as Suite 750 and outlined on the floor plan attached to this Second Amendment as Exhibit "A" and incorporated herein by this reference ("ADDITIONAL SPACE"). Accordingly, effective as of the Additional Space Effective Date, Tenant shall lease an aggregate of approximately 18,991 rentable square feet of space in the Building consisting of the Existing Premises and the Additional Space, which shall be referred to collectively as the "PREMISES." The term "ADDITIONAL SPACE EFFECTIVE DATE" shall mean the earlier to occur of (a) the first Monday following the date the Additional Space is Ready for Occupancy (as defined in Section 5 of the Tenant Work Letter attached to this Second Amendment as Exhibit "B"), or (b) March 1, 1997. Tenant's lease of the Additional Space shall expire co-terminously with Tenant's lease of the Existing Premises on December 31, 2005. Landlord and Tenant hereby acknowledge that when the Must Take Space is added to the Premises pursuant to Section 8 of this Second Amendment, Tenant shall lease an aggregate of approximately 20,254 rentable square feet in the Building consisting of the Existing Premises, the Additional Space and the Must Take Space. Following the Must Take Space Effective Date, as defined in Section 8 of this Second Amendment, the term "Premises" as used in the Lease as amended by this Second Amendment shall refer to the Existing Premises, the Additional Space and the Must Take Space.

     2. BASE RENT FOR THE ADDITIONAL SPACE. Effective as of the Additional Space Effective Date and continuing until the expiration of the Lease Term, Tenant shall pay, in accordance with the provisions of this Section 2, Base Rent for the Additional Space as follows:


                      Monthly Installment of Basic       Monthly Basic Rent Per
       Month                      Rent                    Rentable Square Foot
       -----                      ----                    --------------------
 Additional Space              $6,512.85                          $1.23
 Effective Date -
 December 31, 2000

 January 1, 2001 -             $7,942.50                          $1.50
 December 31, 2005

     Concurrently with Tenant's execution of this Second Amendment, Tenant shall pay to Landlord an amount equal to Basic Rent for the first full month of Tenant's lease of the Additional Space.

     3. TENANT'S PERCENTAGE OF TOTAL RENTABLE AREA. Commencing as of the Additional Space Effective Date, Tenant's Percentage of Total Rentable Area with regard to the Additional Space shall be 3.30%, and the Base Year (as defined in Section 1.7 of the First Amendment) with regard to the Additional Space shall be calendar year 1997.

     4. IMPROVEMENTS TO ADDITIONAL SPACE. Tenant shall construct the tenant improvements to the Additional Space pursuant to the terms and conditions of the Tenant Work Letter attached hereto as Exhibit "B," and the initial construction of such tenant improvements shall be governed by the Tenant Work Letter rather than by the provisions of Article 14 of the Original Lease. Except as specifically set forth in the Tenant Work Letter, Tenant hereby acknowledges that Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Additional Space. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Additional Space.

     5. PARKING. Landlord and Tenant hereby acknowledge and agree that pursuant to Section 1(w) of the Original Lease, Tenant is entitled to lease parking spaces at a ratio of four (4) parking spaces per one thousand (1000) rentable square feet contained within the Premises from time to time. Therefore, in addition to the parking spaces currently rented by Tenant pursuant to Section 1.10 of the First Amendment, commencing as of the Additional Space Effective Date, Tenant shall be entitled to the use and rental of an allocation of up to twenty-one (21) additional parking spaces (some of which may, at Tenant's election, be reserved spaces, subject to the percentage limitation set forth in Paragraph 56 of the Original Lease) (collectively, the "ADDITIONAL SPACES") located in the Building's on-site parking facilities. Tenant shall pay to Landlord for such Additional Spaces an amount determined in accordance with Sections 1.10(b)(i) and (ii) of the First Amendment. In addition, Tenant may lease additional unreserved parking spaces on a month-to-month basis, subject to availability, at the prevailing market rate charged for such spaces from time to time.

     6. SECURITY DEPOSIT. Concurrently with Tenant's execution of this Second Amendment, Tenant shall deliver to Landlord an additional Security Deposit in the amount of $6,512.85 which shall increase the total Security Deposit held by Landlord with regard to the Lease, as amended by this Second Amendment. The Security Deposit, as increased hereby, shall be held by Landlord in accordance with the terms and conditions of Article 7 of the Original Lease.

     7. BROKERS. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Second Amendment other than CB Commercial Real Estate Group, Inc., who shall be compensated by Landlord pursuant to a separate agreement. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder's fee by any entity who claims or alleges that they were retained or engaged by the first party or at the request of such party.

     8. MUST TAKE SPACE. Tenant hereby agrees to add to the Premises approximately 1,263 additional rentable square feet of space located on the seventh (7th) floor of the Building known as Suite 725 ("MUST TAKE SPACE"), as delineated on Exhibit "A". The Must Take Space shall be delivered to Tenant on a date selected by Landlord which date is scheduled to be either May 1, 1997, or January 1, 1998, depending upon whether the current tenant in the Must Take Space elects to extend its lease term. Notwithstanding the foregoing, in the event Landlord does not deliver the Must Take Space to Tenant on or before June 30, 1998, this Section 8 shall be void and of no further force or effect and Landlord shall have no further obligation to deliver the Must Take Space to Tenant and Tenant shall have no further obligation to lease the Must Take Space from Landlord. The "MUST TAKE SPACE EFFECTIVE DATE" shall be the earlier to occur of (a) the first Monday following the date the Must Take Space is Ready for Occupancy (as defined in Section 5 of the Tenant Work Letter attached to this Second Amendment as Exhibit "B"), or (b) ninety (90) days following delivery of the Must Take Space to Tenant. Tenant's lease of the Must Take Space shall be on the same terms and conditions as affect the Premises throughout the Lease Term, including, without limitation, the payment of Basic Rent as follows:


                      Monthly Installment of Basic       Monthly Basic Rent Per
       Month                      Rent                    Rentable Square Foot
       -----                      ----                    --------------------
 Must Take Space               $1,553.49                          $1.23
 Effective Date -
 December 31, 2000

 January 1, 2001 -             $1,894.50                          $1.50
 December 31, 2005

     Upon the Must Take Space Effective Date, (i) Tenant's Percentage Share shall be increased to take into account the additional number of rentable square feet of the Must Take Space, (ii) the Base Year (as defined in Section
1.7 of the First Amendment) with regard to the Must Take Space shall be either (A) the calendar year in which Landlord delivers the Must Take Space to Tenant, if Landlord delivers the Must Take Space on or before July 1 of such calendar year, or (B) the calendar year following the calendar year of delivery of the Must Take Space to Tenant, if Landlord delivers the Must Take Space after July 1 of such calendar year, and (iii) the Must Take Space shall be leased to Tenant in its then "as is" condition (I.E., Landlord shall not be required to construct any improvements in, or contribute any improvement allowance for, the Must Take Space), provided Tenant shall construct the tenant improvements in the Must Take Space pursuant to the terms and conditions of the Tenant Work Letter attached hereto as Exhibit "B."
Landlord shall provide written notice ("MUST TAKE NOTICE") to Tenant setting forth the anticipated delivery date of the Must Take Space at least three (3) months prior to the date of delivery of the Must Take Space. The Lease Term for the Must Take Space and Tenant's obligation to pay Rent with respect to the Must Take Space shall commence upon the Must Take Space Effective Date and shall expire co-terminously with the Renewal Term (as defined in Section 1.5(a) of the First Amendment) for the Premises. Landlord shall not be liable to Tenant or otherwise be in default hereunder in the event that Landlord is unable to deliver the Must Take Space to Tenant on the projected delivery date thereof due to the failure of any other tenant to timely vacate and surrender to Landlord such Must Take Space, or any portion thereof; provided, however, Landlord agrees to use its commercially reasonable efforts to enforce its right to possession of such Must Take Space against such other tenant. Promptly after the Must Take Space Effective Date, Landlord and Tenant shall execute a confirmation of Lease Term Dates in a form similar to Exhibit "C" attached hereto.

     9. OPTION TO CANCEL. Section 1.11 of the First Amendment is hereby amended as follows:

          (a) the reference to "June 1, 2000," contained in the eighth line of Section 1.11 is hereby deleted and a reference to "March 1, 2002" is substituted in lieu thereof;

          (b) the reference to "June 1, 2001," contained in the ninth line of Section 1.11 is hereby deleted and a reference to "March 1, 2003" is substituted in lieu thereof;

          (c)  the following shall be added at the end of Section 1.11:

               Notwithstanding the foregoing, Tenant shall be entitled to exercise its Cancellation Option with regard to either the entire Premises, or as to only all of the space leased by Tenant on one floor of the Premises. If Tenant elects to exercise its Cancellation Option with regard to the eighth
               (8th) floor only, Tenant shall be obligated to pay a cancellation fee calculated pursuant to this Section 1.11, above (the "EIGHTH FLOOR CANCELLATION FEE"). In the event Tenant elects to exercise its Cancellation Option with regard to that portion of the Premises located on the seventh (7th) floor of the Building (comprised of the Additional Space and the Must-Take Space), Tenant shall be obligated to pay a cancellation fee equal to the unamortized balance of leasing commissions paid by Landlord in connection with the Additional Space and the Must Take Space, which amortization shall be calculated on a straight line basis over a period from the Additional Space Effective Date through the end of the Renewal Term, with regard to the Additional Space, and over a period from the Must Take Space Effective Date through the end of the Renewal Term, with regard to the Must-Take Space (collectively the "SEVENTH FLOOR CANCELLATION FEE"). Within thirty (30) days following the Must Take Space Effective Date, Landlord shall deliver to Tenant a statement setting forth the cost incurred by Landlord for leasing commissions in connection with the Additional Space and the Must Take Space. In the event Tenant elects to exercise its Cancellation Option with regard to the entire Premises, Tenant shall be obligated to pay the Eighth Floor Cancellation Fee and the

               Seventh Floor Cancellation Fee in connection with such cancellation. Notwithstanding the foregoing provisions of this
               Section 1.11, in the event that Tenant elects to exercise its Second Offer Right to expand into the entire eighth (8th) floor, in lieu of the Cancellation Option, Tenant shall have the right to terminate its lease of that portion of the Premises located on the seventh (7th) floor, upon notice to Landlord delivered concurrently with Tenant's notice of its intent to expand into the entire eighth (8th) floor. Such termination shall be effective concurrently with the effective date of Tenant's expansion onto the entire eighth (8th) floor. In the case of such termination, Tenant shall not be obligated to pay the Seventh Floor Cancellation Fee.

     10. RIGHT OF SECOND OFFER. Section 1.21 of the First Amendment is hereby modified as follows:

          (a) the reference to "the eighth (8th) floor of the Building (the "SECOND RIGHT AREA")" contained in the ninth and tenth lines of Section 1.21(a) is hereby deleted in its entirety and a reference to "the fifth
(5th), seventh (7th) and eighth (8th) floors of the Building (provided with regard to the fifth (5th) and seventh (7th) floors, such Second Offer Right shall only apply to the remaining space not subject to Tenant's First Right of First Offer contained in Paragraph 14 of Rider #1 to the Original Lease) (collectively, the "SECOND RIGHT AREA")" is hereby substituted in lieu thereof;

          (b) the last sentence of Section 1.21(c) is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

               Notwithstanding any provision of this Section 1.21 to the contrary, Tenant's Second Offer Right with respect to the Second Right Space shall be subject to whatever the rights are of other tenants in the Building, including, without limitation, all rights of Sacks, Rivera & Zolonz (collectively, the "PRIOR TENANTS") that exist, and are in effect, (i) with regard to that portion of the Second Right Space located on the eighth (8th) floor, as of the date of the First Amendment, and (ii) with regard to that portion of the Second Right Space located on the fifth (5th) and seventh
               (7th) floors, as of the date of the Second Amendment.

     11. OPTION TO RENEW. The phrase "for the Premises or any portion thereof" contained in the second and third lines of Section 1.12(a) of the First Amendment is hereby deleted in its entirety and the phrase "for a minimum of 5,000 rentable square feet of the Premises (subject to Landlord's prior reasonable approval, which approval right shall be limited to the issue of whether the remaining space in the Premises is in a configuration which is leasable to a third party)" is hereby substituted in lieu thereof.

     12. STAIRWELL ACCESS. Landlord agrees to allow Tenant access to the stairwells between the seventh (7th) and eighth (8th) floors of the Building during normal business hours. In connection therewith, Tenant hereby acknowledges that Tenant shall be required to install and maintain a time clock and associated locking device at each of the two (2) stairwell doors on the seventh (7th) floor, and at each of the two (2) stairwell doors on the eighth (8th) floor of the Building. Such time clocks and associated locking devices shall be installed by the Building-designated locksmith as a component of the Tenant Improvements to be constructed by Tenant pursuant to the Tenant Work Letter.

     13. MARBLE REPLACEMENT. Landlord agrees, at Landlord's sole cost and expense, to repair the marble in the entry of the Existing Premises within thirty (30) days after full execution and delivery of this Second Amendment.

     14. NO FURTHER MODIFICATION. Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall apply to the Additional Space and shall remain unmodified and in full force and effect. From and after the date of this Second Amendment, all references in the Lease to the "Premises" shall refer to the Existing Premises and the Additional Space.

     IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

                              "Landlord":
                              ARDEN REALTY LIMITED PARTNERSHIP,
                              a Maryland limited partnership

                              By:  ARDEN REALTY, INC.,
                                   a Maryland corporation
                                   Its sole general partner

                              By:       Victor J. Coleman
                                        VICTOR J. COLEMAN
                                        Its:  President and COO

                                   By:
                                        ---------------------------------------
                                        Its:
                                              ---------------------------------
                              "Tenant":

                              INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation



                              By:  John R. MacDonald
                                   Its: Chief  Financial Officer


                              By:  Raymond L. Killian, Jr.
                                   Its: President

                                  EXHIBIT "A"

               FLOOR PLAN OF ADDITIONAL SPACE AND MUST-TAKE SPACE

                               [To Be Provided]










                                  EXHIBIT "A"

                                  EXHIBIT "B"

                              TENANT WORK LETTER

     This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Additional Space and the Must Take Space. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Additional Space and the Must Take Space, in sequence, as such issues will arise during the actual construction of the Additional Space and the Must Take Space. The Additional Space and the Must Take Space may be collectively referred to as the "IMPROVED SPACE." All references in this Tenant Work Letter to Articles or Sections of "this Second Amendment" shall mean the relevant portions of Articles 1 through 13 of this Second Amendment to Lease to which this Tenant Work Letter is attached as Exhibit B, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter.

                                   SECTION 1

                        DELIVERY OF THE IMPROVED SPACE

     1.1 "AS IS" CONDITION. Upon the full execution and delivery of this Second Amendment by Landlord and Tenant, Landlord shall deliver the Additional Space to Tenant, and Tenant shall accept the Additional Space from Landlord in its presently existing, "as-is" condition. Landlord shall deliver the Must Take Space to Tenant in its "as is" condition in accordance with the provisions of Section 8 of this Second Amendment.

     1.2 LANDLORD WORK. Landlord shall, at Landlord's sole cost and expense, ensure that the Building systems, including the HVAC and electrical systems are in good working order and condition prior to the Additional Space Effective Date and the Must Take Space Effective Date, respectively (collectively, the "LANDLORD WORK").

                                   SECTION 2

                              TENANT IMPROVEMENTS

     Landlord has established specifications (the "SPECIFICATIONS") for the Building standard components to be used in the construction of the Tenant Improvements in the Improved Space (collectively, the "STANDARD IMPROVEMENT PACKAGE"). The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that the Tenant Improvements shall comply with certain Specifications as designated by Landlord. Landlord may make changes to the Specifications for the Standard Improvement Package from time to time.

                                   SECTION 3

                             CONSTRUCTION DRAWINGS

     3.1 SELECTION OF ARCHITECT/CONSTRUCTION DRAWINGS. Tenant shall retain an architect/space planner reasonably approved by Landlord (the "ARCHITECT") to prepare the "Construction Drawings," as that term is defined in this
Section 3.1. Tenant shall retain the engineering consultants designated by Landlord (the "ENGINEERS") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC and lifesafety work in the Improved Space, which work is not part of the Landlord Work. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "CONSTRUCTION DRAWINGS." All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord's approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in Section 10.1 of this Lease shall specifically apply to the Construction Drawings.

     3.2 FINAL SPACE PLAN. Tenant shall supply Landlord with two (2) copies signed by Tenant of its final space plan for the Improved Space before any architectural working drawings or engineering drawings have been commenced. The final space plan (the "FINAL SPACE PLAN") shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Improved Space


                              EXHIBIT "B" - Page 1
if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

     3.3 FINAL WORKING DRAWINGS. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Improved Space, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Improved Space, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "FINAL WORKING DRAWINGS") and shall submit the same to Landlord for Landlord's approval. Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Working Drawings for the Improved Space if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.

     3.4 APPROVED WORKING DRAWINGS. The Final Working Drawings shall be approved by Landlord (the "APPROVED WORKING DRAWINGS") prior to the commencement of construction of the Improved Space by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipality for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Improved Space and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

                                   SECTION 4

                  CONSTRUCTION OF THE TENANT IMPROVEMENTS

     4.1  TENANT'S SELECTION OF CONTRACTORS.

          4.1.1 THE CONTRACTOR. A general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor ("CONTRACTOR") shall be selected by Tenant from a list of general contractors supplied by Landlord, and Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection.

          4.1.2 TENANT'S AGENTS. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "TENANT'S AGENTS") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval.

     4.2  CONSTRUCTION OF TENANT IMPROVEMENTS BY TENANT'S AGENTS.

          4.2.1 CONSTRUCTION CONTRACT; COST BUDGET. Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "CONTRACT"), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed.
Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the "FINAL COSTS").

          4.2.2     TENANT'S AGENTS.

                    4.2.2.1 LANDLORD'S GENERAL CONDITIONS FOR TENANT'S AGENTS AND TENANT IMPROVEMENT WORK. Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord's Building manager (including specifically the "Contractor's Rules and Regulations" for Pepperdine University Plaza) with respect to the use of freight, loading dock and service elevators, storage of


                              EXHIBIT "B" - Page 2
materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

               4.2.2.2 INDEMNITY. Tenant's indemnity of Landlord as set forth in Section 10.1 of this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in Section 10.1 of this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Improved Space.

               4.2.2.3 REQUIREMENTS OF TENANT'S AGENTS. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and
(ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

               4.2.2.4  INSURANCE REQUIREMENTS.

                    4.2.2.4.1 GENERAL COVERAGES. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 10 of this Lease.

                    4.2.2.4.2 SPECIAL COVERAGES. Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in Article 10 of this Lease.

                    4.2.2.4.3 GENERAL TERMS. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this
Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder and shall name Landlord and its sole general partner, Arden Realty, Inc., as additional insureds. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

          4.2.3 GOVERNMENTAL COMPLIANCE. The Tenant Improvements shall comply in all respects with the following: (i) all applicable codes and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person;


                              EXHIBIT "B" - Page 3

(ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

          4.2.4 INSPECTION BY LANDLORD. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

          4.2.5 MEETINGS. Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.

     4.3 NOTICE OF COMPLETION; COPY OF RECORD SET OF PLANS. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the appropriate County in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two
(2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Improved Space, and
(ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Improved Space.

                                   SECTION 5

                                 MISCELLANEOUS

     5.1 READY FOR OCCUPANCY. For purposes of this Second Amendment, the Improved Space shall be deemed "READY FOR OCCUPANCY" on the Substantial Completion of the Improved Space. For purposes of this Second Amendment, "SUBSTANTIAL COMPLETION" of the Improved Space shall occur upon the completion of construction of the Tenant Improvements in the Improved Space pursuant to the Approved Working Drawings, with the exception of any punch list items.

     5.2 TENANT'S REPRESENTATIVE. Tenant has designated Mark Wright as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

     5.3 LANDLORD'S REPRESENTATIVE. Landlord has designated Herbert Porter and Kimberly Harris as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

     5.4 TIME OF THE ESSENCE IN THIS TENANT WORK LETTER. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

     5.5 TENANT'S LEASE DEFAULT. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in
Section 25(a) of the Lease or this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Improved Space, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord may cause Contractor to cease the construction of the Improved Space (in which case, Tenant shall be responsible for any delay in the substantial completion of the


                              EXHIBIT "B" - Page 4

Improved Space caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease, as amended by this Second Amendment (in which case, Tenant shall be responsible for any delay in the substantial completion of the Improved Space caused by such inaction by Landlord).






                              EXHIBIT "B" - Page 5

                                  EXHIBIT "C"

                           NOTICE OF LEASE TERM DATES
                        AND TENANT'S PROPORTIONATE SHARE


TO:
     ----------------------------------     DATE:
     ----------------------------------            ----------------------------
     ----------------------------------

RE: Second Amendment to Lease dated November _____, 1996, between ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("LANDLORD"), and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation ("TENANT"), concerning Suite 725 (the "Must Take Space"), located at 400 Corporate Pointe, Culver City, California.

Ladies and Gentlemen:

     In accordance with the Second Amendment, Landlord wishes to advise and/or confirm the following:

          1. That the Must Take Space has been accepted herewith by the Tenant as being substantially complete in accordance with the Lease and that there is no deficiency in construction.

          2. That the Tenant has taken possession of the Must Take Space and acknowledges that under the provisions of the Lease the Term of said
Lease shall commence as of ____________ for a term of ________________________
ending on ________________________.

          3. That in accordance with the Second Amendment, Basic Rental commenced to accrue on ________________________.

          4. If the Must Take Space Effective Date is other than the first day of the month, the first billing will contain a prorata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

          5. Rent is due and payable in advance on the first day of each and every month during the Term of said Lease. Your rent checks should be made payable to ________________________ at ___________________________________.

          6. The exact number of rentable square feet within the Must Take Space is __________ square feet.

          7. Tenant's Proportionate Share, as adjusted based upon the exact number of rentable square feet within the Must Take Space is _______%.


AGREED AND ACCEPTED:

TENANT:

                                       ,
---------------------------------------
a
  -------------------------------------

By:
    -----------------------------------
    Its:
         ------------------------------


                              EXHIBIT "C" - Page 1